Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-4 No. 333-115859) of TETRA Technologies, Inc. and in the related Prospectus,

(2) Registration Statements (Form S-8 Nos. 333-40509, 33-41337, 33-35750, 33-76804, 33-76806, 333-04284, 333-09889, 333-61988, 333-84444, 333-76039, 333-114034, 333-115859, 333-126422, 333-133790, 333-142637, 333-149347, 333-149348, 333-150783, 333-166537, 333-174090, 333-177995, 333-183030, and 333-188494) of TETRA Technologies, Inc., and

(3)	Registration Statement (Form S-3 No. 333-163409) of TETRA Technologies, Inc. and in the related Prospectus;

of our reports dated March 3, 2014, with respect to the consolidated financial statements of TETRA Technologies, Inc. and the effectiveness of internal control over financial reporting of TETRA Technologies, Inc., included in this Annual Report (Form 10-K) of TETRA Technologies, Inc. for the year ended December 31, 2013.

/s/ERNST & YOUNG LLP

Houston, Texas
March 3, 2014